Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 2014 relating to the carve-out financial statements of the US Folding Carton and Lithographic Printing Business of Atlas AGI Holdings, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 30, 2015

PricewaterhouseCoopers LLP, 1 North Wacker Drive, Chicago, IL 60606

T: (312) 298 2000, F: (312)2982001, www.pwc.com/us